EXHIBIT 99.D29



                                     FORM OF
                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                         DATED DECEMBER 16, 2005 BETWEEN
                         THE ADVISORS' INNER CIRCLE FUND
                                       AND
                            WESTWOOD MANAGEMENT CORP.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:


FUND                                                                      RATE

WHG Income Opportunity Fund...............................................0.75%

WHG Smid Cap Fund.........................................................0.75%

[WHG Large Cap Value Fund.................................................0.75%]










                                      A-1